Exhibit 10.3

SECOND AMENDMENT
TO THE
BEACH FIRST NATIONAL BANK
AMENDED AND RESTATED
DIRECTOR RETIREMENT AGREEMENT
DATED AUGUST 24, 2005
FOR
B. LARKIN SPIVEY, JR.

THIS SECOND AMENDMENT is entered into this      day of     , 200 , by and between BEACH FIRST NATIONAL BANK (the “Bank”), a federally-chartered commercial bank located in Myrtle Beach, South Carolina, and B. LARKIN SPIVEY, JR. (the “Director”).

WHEREAS, the Bank and the Director entered into the Amended and Restated Director Retirement Agreement on August 24, 2005, effective as of July 1, 2002 (the “Agreement”);

WHEREAS, the Bank and the Director amended the Agreement on December 28, 2007;

WHEREAS, Section 7.1 of the Agreement provides that the Agreement may be amended upon mutual consent of the parties thereto; and

WHEREAS, the parties now desire to amend the Agreement for the purpose of reducing the Benefit Amount;

NOW, THEREFORE, it is agreed by and between the Bank and the Director as follows:

Section 2.1.1 of the Agreement shall be amended and replaced as follows:

2.1.1	“Amount of Benefit” The annual benefit under this Section 2.1.1 is $11,797 (Eleven Thousand Seven Hundred Ninety Seven Dollars) prior to January 1, 2010. Beginning January 1, 2010 the annual benefit amount is $1,180 (One Thousand One Hundred Eighty Dollars).

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date indicated above.

DIRECTOR:	BANK:

BEACH FIRST NATIONAL BANK

By
B. LARKIN SPIVEY, JR.	Title